QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Post-Effective Amendment No. 7 to Registration Statement No. 333-117110 on Form F-3 of our report dated March 30, 2005, relating to the consolidated financial statements of Kerzner International Limited and subsidiaries (the "Company"), appearing in the Annual Report on Form 20-F of the Company for the year ended December 31, 2004, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Miami, Florida
September 30, 2005

QuickLinks

  EXHIBIT 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM